Exhibit 10.6

ICX TECHNOLOGIES, INC.

HANS KOBLER EMPLOYMENT EXTENSION AGREEMENT

This Employment Agreement (the “Agreement”), effective as of October 1, 2007 (the “Effective Date”), is by and between ICx Technologies, Inc. (the “Company”), and Hans Kobler (“Employee”).

1. Duties and Scope of Employment

(a) Positions and Duties. The Employee shall continue to serve as the President and Chief Executive Officer of the Company; provided that Employee shall serve as Chairman of the Board, in addition to or instead of President and/or Chief Executive Officer, if so appointed by a majority of the Company’s Board of Directors (the “Board”). Employee shall render such business and professional services in the performance of his duties, consistent with Employee’s position within the Company, as shall reasonably be assigned to him by the Board. In connection with his employment under this Agreement, Employee shall be appointed to serve as a member as the Board as the Board is comprised as of the Effective Date. The Employee shall not receive any additional compensation in connection with his service on the Board, and if the Employee is elected or appointed to be a director or officer of any subsidiary or affiliate of the Company, he shall serve in such capacity or capacities without additional compensation. The Employee agrees to be employed in Washington, D.C., or the vicinity thereof, as and when necessary to complete his duties under this Agreement, including without limitation a relocation of the Company’s headquarters to Washington, D.C., or the vicinity thereof (the “D.C. Office”). The company recognizes that employee will continue to reside in New York and work out of the D.C. Office as required in his best judgment.

(b) Term. Subject to Section 2 hereof, the period of Employee’s employment under this Agreement (the “Term”) shall continue from the Effective Date until September 30, 2009; provided that if, prior to the Effective Date, the Employee’s employment with the Company terminates for any reason, then (i) Employee shall be entitled to retain the 2006 Bonus paid by the Company under Section 4(b)(i) of this Agreement and (ii) Employee and the Company shall have no further obligations under this Agreement.

(c) Obligations. During the Term, Employee will perform his duties faithfully and to the best of his ability and shall devote his full business efforts and time to performing such duties; provided that the Employee may (i) continue to provide investment advisory and oversight services to Wexford Capital LLC (“Wexford”) and Digital Power Capital LLC (collectively with Wexford, “DPC”), including serving as a member of any investment advisory or oversight board that DPC may create, providing advisory services as a member in such capacity and at the request of DPC serving as a member of the board of directors of any company in which DPC has an investment (each a “DPC Board Service”) and (ii) subject to prior approval of the Board, serve as a member of the advisory board or board of directors of up to two companies (the “Additional Service”); provided that (A) the compensation for the Additional Services does not exceed $100,000 annually and (B) collectively with the DPC Board Service and any other service to DPC (whether as an employee, consultant or otherwise), the Employee devotes no more than five percent (5%) of his business efforts and time to such services; provided further that in the case of each of (i) and (ii) above the provision of the Additional Service does not conflict with the business of the Company or the Employee’s responsibilities as an officer and director of the Company. The Company acknowledges that the Employee shall receive compensation in connection with the foregoing services to DPC and consents to the payment to the Employee of such compensation. Other than as provided herein with respect to DPC and its respective investment opportunities, portfolio companies and advisory clients, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the Board.

2. At-Will Employment. The parties agree that Employee’s employment with the Company is “at-will” employment and may be terminated at any time with or without cause or notice by either party. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.

3. Confidentiality. Contemporaneously with the execution of this Agreement and at any time that the Company may request, Employee agrees to execute and comply with an agreement substantially in the form of the ICx Technologies, Inc. At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement attached as Exhibit A, as amended from time to time (the version thereof in effect as of any date being known as the “Supplemental Agreement”). The Supplemental Agreement, upon its execution and during the term of its effectiveness, is incorporated herein by reference.

4. Compensation.

(a) Base Salary. During the Employment Term, the Company will pay Employee as compensation for his services base salary at an annual rate of $450,000 (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding.

(b) Bonuses.

(i) Upon execution of this Agreement, the Company will pay Employee a signing bonus in the amount of $50,000 (the “2006 Bonus”).

(ii) On the Effective Date of this Agreement, the Company will pay Employee a starting bonus in the amount of $37,500.

(iii) Employee shall he eligible to receive an annual cash bonus which shall be determined by the Compensation Committee of the Board in its sole discretion,

(iv) The Company shall have the right to condition the payment of any bonus amounts (other than the 2006 Bonus) on the Employee signing a document reasonably acceptable to the Company (and, to the extent of any material revisions to the form of Supplemental Agreement attached hereto, the Employee) pursuant to which the Employee confirms, ratifies and agrees that this Agreement and the Supplemental Agreement, and all of their respective provisions, are valid and binding and are enforceable against the Employee in accordance with their terms.

5. Stock Grants.

(a) Issuance. On the Effective Date, the Employee shall be issued Restricted Stock Units valued at 200,000 shares of common stock of the Company, subject to vesting under the terms of Section 5(b) (the “RSUs”).

(b) Vesting. The RSUs shall qualify for vesting in 24 equal monthly installments at the end of each calendar month beginning on the Effective Date (such qualified shares being the “Qualified RSUs” and the remaining RSUs being the “Unqualified RSUs”), subject to the Employee remaining employed by the Company on each such date.

(c) Qualified RSUs. If the Employee’s employment terminates for any reason or in the event of a Change of Control, the Qualified RSUs shall vest immediately.

(d) Unqualified RSUs.

(i) Except as set forth in subsection (ii) of this Section 5(d), if Employee’s employment terminates for any reason, the RSUs shall cease qualifying for vesting as of the date of such termination, and any Unqualified RSUs shall be immediately forfeited to the Company.

(ii) If (A) the Employee’s employment with the Company terminates for any reason upon the closing of a Change of Control transaction (as defined below) and the Employee is not employed by a successor entity and (B) the Employee continues to hold Unqualified RSUs granted under Section 5(a), then (x) a number of RSUs equal to the product of 8333 1/3 and the number of whole months (or partial months, on a pro-rated basis) in the Severance Term (as defined below) (or such lesser amount of Unqualified RSUs that the Employee continues to hold, if applicable) shall vest immediately and (y) any additional Unqualified RSUs shall be immediately forfeited to the Company.

6. Employee Benefits. During the Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other comparable employees of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

7. Vacation. Employee will be entitled to paid vacation of four (4) weeks per year in accordance with the Company’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

8. Expenses. The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

9. Severance. Upon termination of employment for any reason, Employee shall receive payment of (i) his Base Salary, as then in effect, earned but unpaid through the date of termination of employment and (ii) all accrued vacation, expense reimbursements and any other benefits (other than severance benefits, except as provided below) due to Employee through the date of termination of employment in accordance with established Company plans and policies or applicable law (the “Accrued Obligations”). In addition, the following will apply:

(a) Involuntary Termination or Resignation for Good Reason. If (i) the Company terminates Employee’s employment with the Company for reasons other than Cause, death or Disability, or (ii) the Employee resigns for Good Reason, then, subject to Employee’s compliance with Section 9(e), Employee shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Severance Base Salary rate (as defined below), for a period of twelve (12) months from the date of such termination or such lesser period that expires on September 30, 2009, if applicable (herein after the “Severance Term”), to be paid periodically in accordance with the Company’s normal payroll policies. If the Employee accepts other employment or engages in his own business prior to the last date of the Severance Term, the Employee shall forthwith notify the Company, but such other activity shall not diminish the Company’s obligation under this Section 9(a); provided that if Employee continues to be employed in any capacity by a successor entity following a Change of Control, the severance pay that would otherwise be payable under this Section 9(a) shall be reduced by the amount of base compensation and guaranteed bonus (if any) the Employee receives in such capacity during or attributable to the Severance Term.

(b) Voluntary Termination; Termination for Cause. If Employee’s employment with the Company terminates (i) voluntarily by Employee for other than Good Reason, or (ii) for Cause by the Company, then Employee will only be eligible for his Accrued Obligations.

(c) Extended Severance Term Election. If Employee’s employment with the Company terminates for any reason on any date from and including September 30, 2008 through and including September 30, 2009, the Company shall have the right in its discretion to pay the Employee severance pay for a period of up to twelve (12) months less the Severance Term (the “Extended Severance Term”), in the same manner provided in subsection (a) hereof. If the Company elects to pay such severance pay during any Extended Severance Term, the Employee shall be bound under the noncompetition provisions of Section 9 of the Supplemental Agreement and any comparable provision of any amended or successor agreement (the “Noncompete Provisions”) for such Extended Severance Term. The Company shall give the Employee written notice of its election to pay additional severance pay, and the time period for the Extended Severance Term, under this provision within 10 business days following the Employee’s termination. If the Company fails to provide such notice, or fails to pay severance pay as set forth in this Section 9(c), the Employee shall be discharged from any further obligations under the Noncompete Provisions at the end of the earlier of the end of the Term of this Agreement or the Severance Term (if any).

(d) Termination by Death or Disability. If the Employee’s employment is terminated by disability or death, the Employee or the Employee’s estate as the case may be shall be entitled to receive only the Accrued Obligations.

(e) Conditions to Receive Severance Package. Except for the Accrued Obligations, the severance payments described in this Section 9 will be provided to Employee only if the following conditions are satisfied: (i) Employee agrees to continue to be bound by and complies with all surviving provisions of the Supplemental Agreement and any other confidentiality or proprietary rights agreement signed by Employee; and (ii) Employee executes and delivers to the Company, and does not revoke, a full general release, in a form acceptable to the Company, releasing all claims, known or unknown, that Employee may have against the Company, and any Subsidiary or related entity, their officers, directors, employees and agents, arising out of or any way related to Employee’s employment or termination of employment with the Company.

10 Definitions.

(a) Cause. For purposes of this Agreement, “Cause” is defined as (i) an act of dishonesty made by Employee in connection with Employee’s responsibilities as a director, officer or employee, (ii) Employee’s conviction of, or plea of nolo contendere to, any felony or a misdemeanor involving fraud or dishonesty, (iii) Employee’s gross misconduct, (iv) Employee’s material breach of this Agreement or the Supplemental Agreement, or (v) Employee’s continued failure to perform his employment duties after Employee has received a written demand for performance from the Company setting forth the Company’s belief that Employee has not substantially performed his duties.

(b) Change of Control. For purposes of this Agreement, “Change of Control” is defined as the occurrence of any one of the following events taking place during the Term of this Agreement:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board; provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) by Employee or any group of persons including Employee, and (E) by Wexford Capital LLC, Digital Power Capital, LLC and their affiliates;

(ii) the consummation of (A) the sale, conveyance, exchange, license or other transfer of all or substantially all of the assets of the Corporation, (B) any acquisition of the Company by means of a consolidation, stock exchange, merger or other form of corporate reorganization of the Company with any other corporation in which the Company’s stockholders before the consolidation or merger own less than a majority of the voting securities of the surviving entity, or (C) any transaction or series of related transactions following which the Company’s stockholders before such transaction or series of related transactions own less than a majority of the voting securities of the Company (not including a transaction with the primary purpose of raising capital); or

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(c) Disability. For purposes of this Agreement, “Disability” means Employee being unable or unwilling to perform the principal functions of his duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least 120 consecutive calendar days of any twelve month period. Whether Employee has a Disability will be determined by the Company based on evidence provided by one or more physicians reasonably selected by the board of directors or its designee.

(d) Good Reason. For purposes of this Agreement, “Good Reason” is defined as (i) a reduction by the Company in the Employee’s Base Salary; (ii) a material diminution in the Employee’s position, duties, or authority; provided that the Employee’s termination as President and/or Chief Executive Officer and employment as Chairman shall not be considered a material dimunition if there is no material adverse change to any other term or condition of this Agreement; (iii) required relocation of the Employee by the Company to a location that is outside a 50-mile radius of New York, New York; provided that Employee shall be employed in the D.C. Office, as and when necessary to complete his duties under this Agreement and any relocation of the Company’s headquarters to the D.C. Office, shall not constitute termination for “Good Reason” by the Employee under this Agreement; (iv) a Change of Control of the Company; or (v) any material breach of this Agreement by the Company, provided, however, that before Employee may claim Good Reason for such material breach, Employee must give written notice to the Company of the basis of his determination of such breach and the Company may, within 20 days after its receipt of such notice, cure such basis such that a claim for Good Reason by Employee would no longer then or thereafter have such basis.

(e) Severance Base Salary. For the purposes of this Agreement, “Severance Base Salary” is defined as a base salary at an annual rate of $750,000.

11. Indemnification. The Company and Employee have entered into the Company’s standard form of Director and Officer Indemnification Agreement, which agreement shall remain in full force and effect.

12. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Employee upon Employee’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. The Company shall have the right to assign its rights and obligations under this Agreement to any affiliate. Any other attempted assignment, transfer, conveyance or other disposition of Employee’s right to compensation or other benefits will be null and void.

13. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one(1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

ICx Technologies, Inc.

c/o Wexford Capital LLC

411 West Putnam Avenue

Greenwich, CT 06830

Attn: General Counsel

With a copy to:

Wexford Capital LLC

411 West Putnam Avenue

Greenwich, CT 06830

Attn: Arthur Amron, General Counsel

Phone: 203-862-7012

Fax: 203-862-7312

If to Employee:

530 Canal Street

Apartment 5E

New York, NY 10013

Phone: (212)925-9305

Fax: (212)925-9305

14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

15. Waiver and Amendments. Any waiver, alteration., amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

16. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

18. Consent to Jurisdiction, Waiver of Jury Trial. Each of the parties hereby irrevocably and unconditionally consents to the jurisdiction of any federal or state court of New York sitting in Manhattan, New York, New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be litigated exclusively in such Courts. Each of the parties agrees not to commence any legal proceeding related hereto except in such Court. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably waives any right it may have to a trial by jury in any such action, suit or proceeding. Each of the parties agrees that the prevailing party in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be entitled to recover its reasonable fees and expenses in connection therewith, including legal fees.

19. Integration. This Agreement, together with the Supplemental Agreement, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral (other than the ICX Technologies Inc. Hans Kobler Employment Agreement, dated as of October 1, 2007, by and between the parties hereto). No amendment, waiver, alteration, or modification of any of the provisions of this Agreement (collectively, an “Amendment”) will be binding unless such Amendment, (a) is in writing, (b) states that it is intended to amend, waive, alter or modify this Agreement, and (c) is signed by duly authorized representatives of the parties hereto.

20. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

21. Governing Law. This Agreement will be governed by the laws of the State of New York (with the exception of its conflict of laws provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

22. Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

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23. Acknowledgment. Employee acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officers, as of the day and year written below.

ICX TECHNOLOGIES, INC.

By:		Date:	4/26/07
Title:	Steve West

HANS KOBLER:

		Date:	4/26/7

Exhibit A

[Supplemental Agreement]

Exhibit A

to the ICX Technologies, Inc.

Hans Kobler Employment Extension Agreement

(the “Employment Agreement”)

ICX TECHNOLOGIES, INC.

AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

NON-COMPETITION AND

INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with ICX TECHNOLOGIES, INC., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1. At-Will Employment.

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY AN EXECUTIVE OFFICER OF THE COMPANY OTHER THAN THE EMPLOYEE (an “Executive Officer”). I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2. Confidential Information.

A. Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to fulfill my employment obligations, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company (the “Board”), any Confidential Information of the Company. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

C. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Inventions.

A. Inventions Retained and Licensed. I have attached hereto, as Exhibit 1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

B. Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not pateritable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

C. Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D. Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

E. Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

4. Conflicting Employment.

Subject to the terms of the Employment Agreement, I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation or consulting for any direct or indirect remuneration, nor will I engage in any other activities that conflict with my obligations to the Company without the prior written approval of the Board.

5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 3.D. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit 2.

6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7. Nonsolicitation. I agree that for a period of twelve (12) months immediately following the termination of my employment relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly hire any employees of the Company or solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity. I also agree that for a period of twelve (12) months immediately following the termination of my employment relationship with the Company for any reason, I will not directly or indirectly solicit, divert or accept business from, or otherwise take away or interfere with, any customer or vendor of the Company, including any person or entity who was a customer or whose business was being pursued by the Company on or prior to the date upon which my employment relationship with the Company terminated.

8. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit 3 hereto.

9. Noncompete Agreement.

A. During the term of my employment with the Company and period of twelve (12) months immediately following the termination of my employment relationship with the Company for any reason or any other amount of time as determined by the Company in accordance with the terms of my Employment Agreement thereafter (the “Noncompete Period”), 1 will not, directly or indirectly, for myself or any third party other than on behalf of the Company, without the prior written consent of the Company:

(1) engage in the “Geographic Area” (as defined below) as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director, or otherwise of a business that offers any product or service that competes in any material respect with a product or service (i) provided by the Company to customers or (ii) that the Company is developing, during the period of my employment with the Company (a “Competing Business”);

(2) have any ownership interest (except for passive ownership of one percent (1%) or less) in any Competing Business whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 or the securities laws of any other jurisdiction of the United States; or

(3) participate in the financing, operation, management, or control of, any firm, partnership, corporation, entity, or business that engages or participates in a Competing Business;

provided, however that the Company shall not unreasonably withhold its consent to any of the foregoing (including, without limitation, any proposed activity related to private equity investing) where (a) I request such consent in advance in writing, (b) I disclose all relevant facts, and (c) my proposed activities will not adversely affect the business of the Company in any material respect; provided further that I will not be restricted whatsoever from employment, consultancy or any other business relationship with Wexford Capital LLC or its affiliates.

B. The “Geographic Area” shall mean anywhere in the world where Company conducts business.

C. The covenants contained in the preceding paragraphs of this section shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent permitted by law and necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this section are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be, to the extent permitted by law, reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

D. I also acknowledge that the limitations of time, geography and scope of activity agreed to in this noncompete agreement are reasonable because, among other things, (i) the Company is engaged in a highly competitive industry, (ii) I will have access to trade secrets and know-how of the Company, (iii) I will be able to obtain suitable and satisfactory employment without violation of this agreement, and (iv) these limitations are necessary to protect the trade secrets, confidential information and goodwill of the Company.

E. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this section entitled “Noncompete Agreement.” Accordingly, I agree that if I breach any provision of this section, the Company will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. I hereby expressly consent to the issuance of such injunction and to the ordering of such specific performance.

10. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

ICx Technologies, Inc.

c/o Wexford Capital LLC

411 West Putnam Avenue

Greenwich, CT 06830

Attn: General Counsel

With a copy to:

Wexford Capital LLC

411 West Putnam Avenue

Greenwich, CT 06830

Attn: Arthur Amron, General Counsel

Phone: 203-862-7012

Fax: 203-862-7312

If to Employee:

530 Canal Street

Apartment 5E

New York, NY 10013

Phone: (212)925-9305

Fax: (212)925-9305

12. Consent to Jurisdiction, Waiver of Jury Trial.

A. Each of the parties hereby irrevocably and unconditionally consents to the jurisdiction of any federal or state court of New York sitting in New York County and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby shall be litigated exclusively in such Courts. Each of the parties agrees not to commence any legal proceeding related hereto except in such Court. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such Court that any such action, suit or proceeding bought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably waives any right it may have to a trial by jury in any such action, suit or proceeding. Each of the parties agrees that the prevailing party in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be entitled to recover its reasonable fees and expenses in connection therewith, including legal fees.

B. Availability of Injunctive Relief. BOTH PARTIES AGREE THAT ANY PARTY MAY PETITION A COURT FOR INJUNCTIVE RELIEF AS PERMITTED WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF THE ATWILL EMPLOYMENT, CONFIDENTIAL INFORMATION, NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENT BETWEEN ME AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, OR NONSOLICITATION. BOTH PARTIES UNDERSTAND THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH PARTIES HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS FEES.

C. Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13. General Provisions.

A. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of New York. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in New York County, New York for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

B. Entire Agreement. This Agreement, the Employment Agreement entered into in connection herewith sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us (other than the ICX Technologies Inc. Hans Kobler Employment Agreement, dated as of October 1, 2007, by and between the parties hereto), whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by an Executive Officer of the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

C. Survival. To the extent that any of the obligations of this Agreement constitute continuing obligations, they shall survive any termination or expiration of this Agreement.

D. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

E. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. The Company shall have the right to assign its rights and obligations under this Agreement to any affiliate.

F. Effectiveness. This Agreement shall be effective as of the date hereof, subject to ratification by the Board.

Date: 4/26/07
Signature

Hans Kobler
Name of Employee (typed or printed)

Witness:

Signature

Jacquelyn M. Werner
Name (typed or printed)

Exhibit 1

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

✓	No inventions or improvements
Additional Sheets Attached

Signature of Employee:
HANS KOBLER
Print Name of Employee:	CHIEF EXECUTIVE OFFICER

Date:	4/26/7

Exhibit 2

ICX TECHNOLOGIES, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to ICX TECHNOLOGIES, INC., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s At Will Employment, Confidential Information, Non-Competition, and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the At Will Employment, Confidential Information, Non-Competition, and Invention Assignment, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not hire any employee of the Company and I will not solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

Exhibit 3

ICX TECHNOLOGIES, INC.

It is the policy of ICX TECHNOLOGIES, INC. (the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the Board of Directors of the Company and written approval for continuation must be obtained.

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At Will Employment, Confidential Information, Non-Competition, and Invention Assignment elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company other than an investment of less than 1% of a public company.

7. Borrowing from or lending to employees, customers or suppliers.

8. Acquiring real estate of interest to the Company.

9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11. Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13. Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.